EXHIBIT 3.3



                                     BYLAWS
                                       OF
                      CORNERSTONE REALTY INCOME TRUST, INC.

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                                TABLE OF CONTENTS
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ARTICLE I THE COMPANY; DEFINITIONS................................................................................1

   1.1        Name................................................................................................1
   1.2        Nature of Company...................................................................................1
   1.3        Definitions.........................................................................................1

ARTICLE II MINIMUM CAPITAL........................................................................................5

   2.1        Minimum Capital.....................................................................................5

ARTICLE III OFFICES; FISCAL YEAR..................................................................................5

   3.1        Principal Office....................................................................................5
   3.2        Other Offices.......................................................................................5
   3.3        Fiscal Year.........................................................................................5

ARTICLE IV MEETINGS OF SHAREHOLDERS...............................................................................6

   4.1        Place of Meetings...................................................................................6
   4.2        Annual Meetings.....................................................................................6
   4.3        Special Meetings....................................................................................7
   4.4        Notice; Affidavit of Notice.........................................................................7
   4.5        Record Date for Shareholder Notice, Voting and Giving Consents......................................7
   4.6        Adjourned Meetings; Notice..........................................................................8
   4.7        Voting at Meetings of Shareholders..................................................................8
   4.8        Quorum..............................................................................................8
   4.9        Waiver of Notice or Consent of Absent Shareholders..................................................9
   4.10       Action Without Meeting..............................................................................9
   4.11       Proxies.............................................................................................9
   4.12       Inspectors of Election.............................................................................10

ARTICLE V DIRECTORS..............................................................................................10

   5.1        Powers.............................................................................................10
   5.2        Number, Tenure and Qualifications..................................................................11
   5.3        Nomination of Directors............................................................................12
   5.4        Vacancies..........................................................................................12
   5.5        Place of Meeting...................................................................................13
   5.6        Organization Meeting...............................................................................13
   5.7        Special Meetings...................................................................................13
   5.8        Adjournment........................................................................................14
   5.9        Notice of Adjournment..............................................................................14
   5.10       Entry of Notice....................................................................................14
   5.11       Waiver of Notice...................................................................................14
   5.12       Quorum.............................................................................................14
   5.13       Fees and Compensation..............................................................................14
   5.14       Action Without Meeting.............................................................................15
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   5.15       Independent Directors..............................................................................15
   5.16       Removal of Director for Cause......................................................................16
   5.17       Removal of Director Without Cause..................................................................17
   5.18       Committees.........................................................................................17
   5.19       Fiduciary Relationship.............................................................................17
   5.20       Preferred Shares and Other Securities..............................................................17

ARTICLE VI OFFICERS..............................................................................................18

   6.1        Officers...........................................................................................18
   6.2        Election...........................................................................................18
   6.3        Subordinate Officers...............................................................................18
   6.4        Removal and Resignation............................................................................18
   6.5        Vacancies..........................................................................................18
   6.6        Chairman of the Board..............................................................................18
   6.7        President..........................................................................................19
   6.8        Vice Presidents....................................................................................19
   6.9        Secretary..........................................................................................19
   6.10       Assistant Secretaries..............................................................................19
   6.11       Chief Financial Officer............................................................................19
   6.12       Assistant Chief Financial Officers.................................................................20

ARTICLE VII SHARES OF STOCK......................................................................................20

   7.1        Registered Ownership, Share Certificates and
              Shares in "Unissued Certificate"Form...............................................................20
   7.2        Transfer of Shares.................................................................................21
   7.3        Disclosures by Holders of Shares; Redemption of Shares.............................................21
   7.4        Right to Refuse to Transfer the Shares.............................................................22
   7.5        Limitation on Acquisition of Shares................................................................22
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   7.6        Lost or Destroyed Certificates.....................................................................24
   7.7        Dividend Record Date and Closing Stock Books.......................................................24
   7.8        Dividend Reinvestment Plan.........................................................................24

ARTICLE VIII EMPLOYMENT OF ADVISOR, LIMITATION ON EXPENSES AND LEVERAGE..........................................25

   8.1        Employment of Advisor..............................................................................25
   8.2        Term...............................................................................................25
   8.3        Other Activities of Advisor........................................................................26
   8.4        Limitation on Offering and Organization Expenses
              and Acquisition Fees and Expenses..................................................................26
   8.5        Limitation on Operating Expenses...................................................................27
   8.6        Limitation on Real Estate Brokerage Commissions on Purchase and Resale of Property.................27
   8.7        Limitation on Incentive Fees.......................................................................27
   8.8        Limitations on Leverage............................................................................27
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ARTICLE IX RESTRICTIONS ON INVESTMENTS AND ACTIVITIES............................................................28

   9.1        Restrictions.......................................................................................28

ARTICLE X TRANSACTIONS WITH AFFILIATES; CERTAIN DUTIES AND LIABILITIES OF DIRECTORS, SHAREHOLDERS, ADVISOR AND
AFFILIATES.......................................................................................................29

   10.1       Transactions with Affiliates.......................................................................29
   10.2       Restriction of Duties and Liabilities..............................................................31
   10.3       Persons Dealing with Directors or Officers.........................................................31
   10.4       Reliance...........................................................................................31
   10.5       Income Tax Status..................................................................................31

ARTICLE XI MISCELLANEOUS.........................................................................................32

   11.1       Competing Programs.................................................................................32
   11.2       Corporate Seal.....................................................................................32
   11.3       Inspection of Bylaws...............................................................................32
   11.4       Inspection of Corporate Records....................................................................32
   11.5       Checks, Drafts, Etc................................................................................33
   11.6       Contracts, Etc., How Executed......................................................................33
   11.7       Representation of Shares of Other Corporations.....................................................33
   11.8       Annual Report......................................................................................33
   11.9       Quarterly Reports..................................................................................33
   11.10      Other Reports......................................................................................34
   11.11      Provisions of the Company in Conflict with Law or Regulation.......................................34
   11.12      Voluntary Dissolution..............................................................................35
   11.13      Distributions......................................................................................35
   11.14      Shareholder Liability..............................................................................35
   11.15      Return of Offering Proceeds........................................................................35
   11.16      Certain New York Stock Exchange Requirements.......................................................36

ARTICLE XII AMENDMENTS TO BYLAWS.................................................................................36

   12.1       Amendments.........................................................................................36
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                                   ARTICLE I
                            THE COMPANY; DEFINITIONS

         1.1 NAME. The name of the corporation is CORNERSTONE REALTY INCOME TRUST, INC. and is referred to in these Bylaws as the "Company." As far as practicable and except as otherwise provided in the Organizational Documents, the Directors shall direct the management of the business and the conduct of the affairs of the Company, execute all documents and sue or be sued in the name of the Company. If the Directors determine that the use of that name is not practicable, legal or convenient, they may use such other designation or may adopt another name under which the Company may hold property or conduct all or part of its activities.

         1.2 NATURE OF COMPANY. The Company is a corporation organized under the laws of the Commonwealth of Virginia. It is intended that the Company shall carry on business as a "real estate investment trust" ("REIT").

         1.3 DEFINITIONS. Whenever used in these Bylaws, the terms defined in this Section 1.3 shall, unless the context otherwise requires, have the respective meanings specified in this Section 1.3. In these Bylaws, words in the singular number include the plural and in the plural number include the singular.

              (a) Acquisition Expenses. The total expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

              (b) Acquisition Fees. The total of all fees and commissions paid by any party in connection with the purchase or development of real property by the Company, except a development fee paid to a person not Affiliated with the Sponsor in connection with the actual development of a project after acquisition of the land by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, or any fee of a similar nature, however designated.

              (c) Adjusted Net Asset Value. The net assets of the Company (total assets before deducting depreciation or non-cash reserves less total liabilities) valued at fair market value as determined by qualified appraisals or valuations of the assets.

              (d) Advisor. The Person responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which the Advisor subcontracts substantially all such functions.

              (e) Affiliate. Means (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other

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Person, (iii) any officer,  director, trustee or general partner of such Person, and (iv) if such other Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity. "Affiliated" means being an Affiliate of a specified Person.

              (f) Annual Report. As set forth in Section 11.8.

              (g) Appraisal. The values as of the date of the appraisal or valuation of property in its existing state or in a state to be created, as determined by the Directors, the Advisor or by another person, who is a member in good standing of the American Institute of Real Estate Appraisers (M.A.I.) or who in the sole judgment of the Directors is properly qualified to make such a determination. The Directors may in good faith rely on a previous Appraisal made on behalf of another Person, provided (i) it meets the standards of this definition and was made in connection with an investment in which the Company acquires the entire or a participating interest, and (ii) it was prepared not earlier than two years prior to the acquisition by the Company of its interest in the property. In appraising properties, appraisers may take into consideration each of the specific terms and conditions of a purchase, including any leaseback or other guarantee arrangement. The Appraisal may not necessarily represent the cash value of the property but may consider the value of the income stream from such property plus the discounted value of the fee interest and other terms of the purchase. Such Appraisal shall be obtained from an independent qualified appraiser if a majority of the Independent Directors so decides or if the transaction is with the Advisor, Directors or any of their Affiliates. Each Appraisal shall be maintained in the Company's records for a minimum of five years and shall be available for inspection and duplication by any Shareholder.

              (h) Articles of Incorporation. The Articles of Incorporation of the Company, including all amendments, restatements or modifications thereof.

              (i) Average Invested Assets. The average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during any period.

              (j) Bylaws. These Bylaws, including all amendments, restatements or modifications hereof.

              (k) Competitive Real Estate Commission. The real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

              (l) Contract Price. The amount actually paid or allocated to the purchase, development, construction or improvement of real property exclusive of Acquisition Fees and Acquisition Expenses.

              (m) Directors. As of any particular time, the directors of the Company holding office at such time.

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              (n) Dividend  Reinvestment  Plan. The program adopted by the Board of Directors pursuant to Section 5.1 hereof and available to Shareholders to reinvest dividends in Shares available under the Liquidity Matching Program.

              (o) Independent Director. A Director of the Company who is not Affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of, the Advisor, or an Affiliated business entity of the Advisor (other than as an Independent Director of up to three other real estate investment trusts advised by the Advisor or an Affiliate of the Advisor). An Independent Director may perform no other services for the Company, except as a Director. Notwithstanding anything to the contrary herein, any member of a law firm whose only material business or professional relationship with the Company, the Advisor and their Affiliates is as legal counsel to any of such entities shall constitute an Independent Director (unless such person serves as a director for more than three REITs organized by the Advisor and its Affiliates). The independence of any Independent Director must be maintained throughout his term as Director. An "indirect" affiliation shall be deemed to refer to circumstances in which a member of the "immediate family" of a Director is Affiliated with the Advisor, and a person's "immediate family" shall mean such person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and brothers and sisters-in-law.

              (p) Initial Investment. That portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates.

              (q) Leverage. The aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

              (r) Liquidity Matching Program. The program adopted by the Board of Directors pursuant to Section 5.1 hereof under which Shareholders may tender Shares for resale to participants in the Dividend Reinvestment Plan.

              (s) Net Assets. The total assets of the Company (other than intangible assets) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

              (t) Net Income. The total revenues of the Company for any period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. For purposes of calculating Operating Expenses, Net Income shall exclude any gain from the sale of the Company's assets.

              (u) Offering and Organization Expenses. Those expenses incurred in connection with the formation and registration of the Company and in qualifying and marketing the Shares under applicable federal and state law, and any other expenses actually incurred and directly related to the qualification, registration, offer and sale of the Shares, including such expenses as (i) all marketing expenses and payments made to broker-dealers as compensation or reimbursement for all costs of reviewing the offering, including due diligence investigations and fees and expenses of their attorneys, accountants and other experts; (ii) registration fees, filing fees and taxes; (iii) the costs of printing, amending, supplementing and distributing the registration statement and Prospectus; (iv) the costs of obtaining regulatory clearances of, printing and distributing sales materials used in connection with the offer and sale of the Shares; (v) the costs related to investor and broker-dealer sales meetings concerning the offering; and (vi) accounting and legal fees incurred in connection with any of the foregoing.

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              (v) Operating Expenses. All operating,  general and administrative expenses of the Company as determined under generally accepted accounting principles (including regular compensation payable to the Advisor), excluding, however, the following:

                  (i) expenses of raising capital;

                  (ii) interest payments;

                  (iii) taxes;

                  (iv) non-cash expenditures, such as depreciation, amortization and bad debt reserve;

                  (v) incentive fees paid to the Advisor, if any; and

                  (vi) costs related  directly to asset  acquisition,  operation and disposition.

              (w) Organizational Documents. The Articles of Incorporation and these Bylaws.

              (x)  Person.  An  individual,   corporation,   partnership,  joint
venture, association, company, trust, bank or other entity, or government and any agency and political subdivision of a government.

              (y) Prospectus. Shall mean a Prospectus as that term is defined by the Securities Act of 1933, including a preliminary Prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations promulgated under the Securities Act of 1933 and, in the case of an intra-state offering, any document, by whatever name known, utilized for the purpose of offering and selling securities to the public.

              (z) REIT. A real estate investment trust, as defined in Section 856 of the Internal Revenue Code of 1986, as amended.

              (aa) REIT Provisions of the Internal Revenue Code. Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1986, as amended, or successor statutes, and regulations and rulings promulgated thereunder.

              (bb) Securities. Any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, receipts (or, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing).

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              (cc)  Shares or Common  Shares.  All of the  common  shares of the
Company, no par value.

              (dd) Shareholders. As of any particular date, all holders of record of outstanding Common Shares at such time.

              (ee) Sponsor. Any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will manage or participate in the management of the Company, and any Affiliate of any such Person, but not including a Person who is an Independent Director or whose only relationship with the Company is that of an independent property manager, whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. No Independent Director shall be deemed to be a Sponsor.

              (ff) Unimproved Real Property. Property which has the following three characteristics: (i) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (ii) has no development or construction in process on such land, and (iii) no development or construction on such land is planned in good faith to commence within one year.

                                   ARTICLE II
                                 MINIMUM CAPITAL

         2.1 MINIMUM CAPITAL. Prior to the public offering of the Shares, the Sponsor or Affiliates of the Sponsor purchased 10 Common Shares for an aggregate purchase price of $100, as an Initial Investment. The Sponsor or its Affiliates may not withdraw the Initial Investment for a period of one year following completion of the offering.

                                  ARTICLE III
                              OFFICES; FISCAL YEAR

         3.1 PRINCIPAL OFFICE. The principal executive office of the Company shall be located at 306 East Main Street, Richmond, Virginia 23219, until otherwise established by a vote of a majority of the Board of Directors.

         3.2 OTHER OFFICES. Other offices may at any time be established by the Board of Directors at any place or places they deem appropriate.

         3.3 FISCAL YEAR. The fiscal year of the Company shall end on the 31st day of December.


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                                   ARTICLE IV
                            MEETINGS OF SHAREHOLDERS

         4.1  PLACE  OF  MEETINGS.   All  annual  and  all  other   meetings  of
Shareholders shall be held at such place, either within or outside of the Commonwealth of Virginia as from time to time may be fixed by the President or by the Board of Directors.

         4.2 ANNUAL MEETINGS. The annual meetings of Shareholders shall be held on such date as is fixed by the Directors; provided, however, that the first annual meeting of Shareholders who purchase Shares in the public offering made by the Prospectus shall be held in the year following the year in which the Initial Closing (as defined in the Prospectus) occurs; and provided further, that such date fixed by the Directors shall not be less than 30 days after the Board of Directors shall have caused to be sent to the Shareholders an Annual Report as provided in Section 11.8 of these Bylaws, but if no such date and time is fixed by the President or the Board of Directors, the meeting for any calendar year shall be held on the first Tuesday in May in such year, if not a legal holiday under the laws of Virginia. If the date fixed by the Directors falls upon a legal holiday, then any annual meeting of Shareholders shall be held at the same time and place on the next day which is not a legal holiday. At each annual meeting of Shareholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a Shareholder who is a Shareholder of record of a class of Shares entitled to vote on the business such Shareholder is proposing, both at the time of the giving of the Shareholder's notice hereinafter described in this Section 4.2 and on the record date for such annual meeting, and who complies with the notice procedures set forth in this Section 4.2.

         In order to bring before an annual meeting of Shareholders any business which may properly be considered and which a Shareholder has not had included in the Company's proxy statement for the meeting, a Shareholder who meets the requirements set forth in the preceding paragraph must give the Company timely written notice. To be timely, a Shareholder's notice must be given, either by personal delivery to the Secretary of the Company at the principal office of the Company, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Company at the principal office of the Company. Any such notice must be received (i) on or after February 1st and before March 1st of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1 or later than May 31 in such year.

         Each such Shareholder's notice shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) the name and address, as they appear on the Company's stock transfer books, of the Shareholder proposing business, (ii) the class and number of Shares of stock of the Company beneficially owned by such Shareholder, (iii) a representation that such Shareholder is a Shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business, and (v) any interest which the Shareholder may have in such business.

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         The Secretary of the Company shall  deliver each  Shareholder's  notice that has been timely received to the Chairman for review.

         4.3 SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time for any purpose or purposes whatsoever by the President, by a majority of the Board of Directors, by a majority of Independent Directors, by the Chairman of the Board or by one or more Shareholders holding not less than 10% of the eligible votes. If a meeting is called by any Person or Persons other than the Board of Directors, the Chairman of the Board or the President, a request shall be made in writing, specifying the time of the meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, or the Secretary of the Company. The officer receiving the request shall cause notice to be promptly given to the Shareholders entitled to vote, in accordance with the provisions of
Section 4.4.

         4.4 NOTICE; AFFIDAVIT OF NOTICE. Notice of meetings of the Shareholders of the Company shall be given in writing to each Shareholder entitled to vote thereat, either personally or by first class mail, or, if the Company has 500 or more Shareholders, by third-class mail, or other means of written communication, charges prepaid, addressed to the Shareholder at his address appearing on the books of the Company or given by the Shareholder to the Company for the purpose of notice. Notice of any such meeting of Shareholders shall be sent to each Shareholder entitled thereto not less than 10 nor more than 60 days before the meeting; provided, however, that within 10 business days after receipt by the Company, in person, or by registered mail, of a written request for a meeting by Shareholders holding not less than 10% of the outstanding Shares entitled to vote at such meeting, the Company shall provide written notice of such meeting to all Shareholders, and such meeting shall be held not less than 20 nor more than 60 days after the Company's receipt of such written Shareholder request; and, provided further, that if such notice is not given within 10 business days after receipt of the request, the Person or Persons requesting the meeting may give the notice. Nothing contained in this Section 4.4 shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held. All notices given pursuant to this Section shall state the place, date and hour of the meeting and, (i) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the Shareholders, and (iii) in the case of any meeting at which Directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election. An affidavit of the mailing or other means of giving any notice of any Shareholders' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, and shall be filed and maintained in the minute book of the Company.

         4.5 RECORD DATE FOR SHAREHOLDER NOTICE, VOTING AND GIVING CONSENTS. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any meeting nor more than 60 days before any action without a meeting, and in this event only Shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any Shares on the books of the Company after the record date.

              If the Board of Directors does not so fix a record date:

              (a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the date on which the meeting is held.

              (b) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent in given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the 60th day before the date of the other action, whichever is later.

         4.6 ADJOURNED MEETINGS; NOTICE. Any Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at the meeting.

              When any Shareholders' meeting, either annual or special, is adjourned for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of a special meeting. In all other cases, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         4.7 VOTING AT MEETINGS OF SHAREHOLDERS. Subject to the provisions of the Virginia Stock Corporation Act, and subject to the right of the Board of Directors to provide otherwise, only Persons in whose name Shares entitled to vote standing on the stock records of the Company on the record date shall be entitled to the notice of and to vote at the meeting, notwithstanding any transfer of any Shares on the books of the Company after the record date.

              The vote may be via voice or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by any Shareholder at any election and before the voting begins. Except as provided in this Section 4.7, each outstanding Share shall be entitled to one vote on each matter submitted to a vote of Shareholders.

         4.8 QUORUM. The presence in person or by proxy of a majority of the Shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. Except as otherwise expressly provided in these Bylaws, if a quorum exists, action on a matter, other than the election of Directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a vote of a greater number is required by the Articles of Incorporation or by the Virginia Stock Corporation Act. Directors shall be elected by a plurality of the votes cast by the Shares entitled to vote in the election at a meeting at which a quorum is present. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the Shares required to constitute a quorum.

         4.9 WAIVER OF NOTICE OR CONSENT OF ABSENT SHAREHOLDERS. The transactions of any meeting of Shareholders, either annual or special, however called and noticed, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes. All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         4.10 ACTION WITHOUT MEETING. Any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without action by the Board of Directors, if the action is taken by all the Shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the Shareholders entitled to vote on the action, and delivered to the Secretary of the Company for inclusion in the minutes or filing with the corporate records. Action taken under this Section 4.10 shall be effective when all consents are in the possession of the Company, unless the consent specifies a different effective date and states the date of execution by each Shareholder, in which event it shall be effective according to the terms of the consent. A Shareholder may withdraw consent only be delivering a written notice of withdrawal to the Company prior to the time that all consents are in the possession of the Company.

              The record date for determining Shareholders entitled to take action without a meeting is the date the first Shareholder signs the consent described in the preceding paragraph.

              Any form of written consent distributed to 10 or more Shareholders must afford the Person whose consent is thereby solicited an opportunity to specify a choice among approval, disapproval or abstention as to each matter or group of related matters presented, other than elections of Directors or officers.

         4.11 PROXIES. Every Person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such Person or his duly authorized agent and filed with the Secretary of the Company, provided that no such proxy shall be valid after the expiration of 11 months from the date of its execution, unless the Person executing it specifics in the proxy the length of time for which the proxy is to continue in force.

              A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the Person executing it before the vote pursuant to that proxy by (i) a writing delivered to the Company stating that the proxy is revoked, (ii) execution of a subsequent proxy, (iii) attendance at the meeting and voting in person (but only as to any items on which the Shareholder chooses to vote in person), or (iv) transfer of the Shares represented by the proxy to a transferee who becomes a

Shareholder of record prior to the record date established for the vote. A validly executed proxy otherwise may be revoked by written notice of the death or incapacity of the maker of that proxy received by the Company before the vote pursuant to that proxy is counted.

              Any proxy distributed to 10 or more Shareholders must afford the Person voting an opportunity to specify a choice among approval, disapproval or abstention as to each matter or group of related matters, other than election of Directors or officers.

         4.12 INSPECTORS OF ELECTION. Before any meeting of Shareholders, the Board of Directors may appoint any Persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any Shareholder or a Shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of Shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any Person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any Shareholder or a Shareholder's proxy shall, appoint a Person to fill that vacancy.

              These inspectors shall:

              (a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

              (b) Receive votes, ballots or consents;

              (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

              (d) Count and tabulate all votes or consents;

              (e) Determine when the polls shall close;

              (f) Determine the result; and

              (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                    ARTICLE V
                                    DIRECTORS

         5.1 POWERS. Subject to limitations contained in the Articles of Incorporation, these Bylaws and the Virginia Stock Corporation Act relating to action required to be authorized or approved by the Shareholders, or by the holders of a majority of the outstanding Shares, and subject to the duties of Directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Company to the Advisor, provided that the business and affairs of the Company shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. The Board of Directors shall establish policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor, to assure that such policies are carried out. In addition, and unless otherwise contained in the Articles of Incorporation, these Bylaws or the Virginia Stock Corporation Act, the Board of Directors has the ability to adopt, renew, modify, extend, consolidate or cancel the Dividend Reinvestment Plan and Liquidity Matching Program.

                  Each individual Director, including each Independent Director, may engage in other business activities of the type conducted by the Company and is not required to present to the Company any investment opportunities presented to them even though the investment opportunities may be within the Company's investment policies.

         5.2 NUMBER, TENURE AND QUALIFICATIONS. The authorized number of Directors of the Board of Directors shall be not less than three nor more than 15 as shall be determined from time to time by resolution of the Board of Directors.

                  Commencing with the 1996 Annual Meeting of Shareholders, the Board of Directors shall be divided into three classes, denominated as Class I, Class II and Class III, each as nearly equal in number to the other two as possible. At the 1996 Annual Meeting of Shareholders, Directors of Class I shall be elected to hold office for a term expiring at the 1997 Annual Meeting of Shareholders, Directors of Class II shall be elected to hold office for a term expiring at the 1998 Annual Meeting of Shareholders, and Directors of Class III shall be elected to hold office for a term expiring at the 1999 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders after 1996, the successors to the class of Directors whose terms shall then expire shall be identified as being of the same class of Directors they succeed and shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible. If any such Annual Meeting of Shareholders is not held or the Directors are not elected, the Directors may be elected at any special meeting of Shareholders held for that purpose. Each Director shall hold office until his death, resignation or removal or until his successor is duly elected.

                  Each individual Director, including each Independent Director, shall have at least three years of relevant experience demonstrating the knowledge and experience required successfully to acquire and manage the type of assets being acquired by the Company, and as set forth in Section 5.15 at least one Independent Director shall have relevant real estate experience. Directors need not be Shareholders.

                  Except as provided in Section 5.3, the Directors elected by the holders of the Shares at a meeting of Shareholders at which a quorum is present shall be those persons who receive the greatest number of votes even though they do not receive a majority of the votes cast. No individual shall be named or elected as a Director without his prior consent.

         5.3 NOMINATION OF DIRECTORS. No person shall be eligible for election as a Director at a meeting of Shareholders unless nominated (i) by the Board of Directors or any committee thereof or (ii) by a Shareholder who is a Shareholder of record of a class of Shares entitled to vote for the election of Directors, both at the time of the giving of the Shareholder's notice hereinafter described in this Section 5.3 and on the record date for the meeting at which the nominee(s) will be voted upon, and who complies with the notice procedures set forth in this Section 5.3.

                  In order to nominate for election as Directors at a meeting of Shareholders any persons who are not listed as nominees in the Company's proxy statement for the meeting, a Shareholder who meets the requirements set forth in the preceding paragraph must give the Company timely written notice. To be timely, a Shareholder's notice must be given, either by personal delivery to the Secretary of the Company at the principal office of the Company, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Company at the principal office of the Company. Any such notice must be received (i) on or after February 1st and before March 1st of the year in which the meeting will be held if the meeting is to be an annual meeting and clause (ii) is not applicable, or (ii) not less than 60 days before an annual meeting, if the date of the applicable annual meeting is earlier than May 1 or later than May 31 in such year, or (iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of Shareholders called for the purpose of electing Directors is first given to Shareholders.

                  Each such Shareholder's  notice shall set forth the following:
(i) as to the Shareholder giving the notice, (a) the name and address of such Shareholder as they appear on the Company's stock transfer books, (b) the class and number of Shares of the Company beneficially owned by such Shareholder, (c) a representation that such Shareholder is a Shareholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings, if any, between such Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and (ii) as to each person whom the Shareholder wishes to nominate for election as a Director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of Shares of the Company which are beneficially owned by such person, and (d) all other information that is required to be disclosed about nominees for election as Directors in solicitations of proxies for the election of Directors under the rules and regulations of the Securities and Exchange Commission. In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a Director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about him or her contained in the notice is correct.

         5.4 VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the Shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding Shares entitled to vote. Each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Shareholders.

                  A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director or if the authorized number of Directors is increased or if the Shareholders fail, at any annual or special meeting of Shareholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting.

                  Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors. The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any election by written consent to fill a vacancy shall require the consent of a majority of the outstanding Shares entitled to vote.

                  If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders shall have the power to elect a successor to take office when the resignation is to become effective; provided, however, that any remaining Independent Directors shall nominate replacements for vacancies among the Independent Director positions.

                  No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

                  If the number of vacancies occurring during a year is sufficiently large that a majority of the Directors in office has not been elected by the Shareholders, the holders of 5% or more of the outstanding Shares entitled to vote may call a special meeting of Shareholders to elect the entire Board of Directors.

         5.5 PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the Commonwealth of Virginia which has been designated from time to time by the Chairman of the Board or by written consent of all members of the Board. In the absence of a designation, regular meetings shall be held at the principal office of the Company. Special meetings of the Board may be held either at a place so designated or at the principal office. Members of the Board may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting by telephone or similar communication equipment shall constitute presence in person at the meeting.

         5.6 ORGANIZATION MEETING. Immediately following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of that meeting is hereby dispensed with.

         5.7 SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board or the President or Vice President or the Secretary or any two Directors.

                  Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it appears upon the records of the Company or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of Directors are regularly held. In case the notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Company is located at least four days prior to the time of the meeting. In case the notice is delivered personally, telegraphed or communicated by electronic means, it shall be delivered, deposited with the telegraph company or communicated at least 48 hours prior to the time of the meeting. Mailing, telegraphing or delivery, as above provided, shall be due legal and personal notice to the Director.

         5.8 ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors' meeting to another time and place.

         5.9 NOTICE OF ADJOURNMENT. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of adjournment.

         5.10 ENTRY OF NOTICE. Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to that Director as required by law and the Bylaws of the Company.

         5.11 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes. All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         5.12 QUORUM. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as provided below or to fill a vacancy. Every act or decision done or made by a majority of the Directors at a meeting duly held at which a quorum is present shall be regarded as an act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation or these Bylaws. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for the meeting.

         5.13 FEES AND COMPENSATION. The Directors shall be entitled to receive such reasonable compensation for their services as Directors as the Directors may fix or determine from time to time by resolution of the Board of Directors; provided, however, that Directors and officers of the Company who are Affiliated with the Advisor shall not receive compensation from the Company for their services as Directors or officers of the Company. The Directors, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Company in any other capacity. Those services may include, without limitation, services as an officer of the Company, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Director or any Person Affiliated with a Director.

         5.14 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors under the Virginia Stock Corporation Act and these Bylaws may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. The consent or consents shall be filed with the minutes of the meetings of the Board. Any certificate or other document filed under the provision of the Virginia Stock Corporation Act which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting.

         5.15 INDEPENDENT DIRECTORS. At all times after Initial Closing (as defined in the Prospectus), a majority of the Directors of the Company, and a majority of the members of any Board committee, will be Independent Directors, except during the 60 days following the departure of an Independent Director. Successor Independent Directors will be nominated by any remaining Independent Directors. At least one of the Independent Directors shall have had three years of actual direct experience in acquiring or managing the type of real estate to be acquired by the Company for his or her account or as an agent. The Directors shall, in good faith, determine for all purposes which persons constitute or would constitute Independent Directors and which persons do not or would not constitute Independent Directors. Notwithstanding any other provision of these Bylaws, the Independent Directors, in addition to their other duties, to the extent that they may legally do so, shall:

              (a) Monitor the relationship of the Company with the Advisor. In this regard, the Independent Directors as a group, in addition to all Directors as a group, will monitor the Advisor's performance of the advisory contract and will determine at least annually that the Advisor's compensation is reasonable in relation to the nature and quality of services performed. This determination will be based on (i) the size of the advisory fee in relationship to the size, composition and profitability of the invested assets; (ii) the investment opportunities generated by the Advisor; (iii) advisory fees paid to other advisors by other real estate investment trusts and to advisors performing similar services by investors other than real estate investment trusts; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; (vii) quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account; and (viii) all other factors the Independent Directors may deem relevant. The Independent Directors will also determine that the Advisor's compensation is within the limits prescribed by Sections 8.5, 8.6 and 8.7.

                  The Independent Directors shall approve all transactions between the Company and the Advisor or any Affiliates of the Advisor (other than as provided in Section 10.1 herein). The material terms and circumstances of all such approved transactions shall be fully disclosed in the Annual Report of the Company as required by Section 11.8, and the Independent Directors shall examine and comment in the Annual Report on the fairness of such transactions.

              (b) Review at least annually the Company's  investment policies to determine that they remain in the best interests of the Shareholders. The findings of the Independent Directors shall be set forth in the minutes of meetings of the Board of Directors. Such investment policies may be altered from time to time by the Board of Directors with the consent of a majority of the Independent Directors and without approval of the Shareholders upon a determination that such a change is in the best interests of the Company and the Shareholders.

              (c) Take reasonable steps to ensure that the Annual Report is sent to Shareholders and that the annual meeting is conducted pursuant to Article IV.

              (d) Determine at least annually that the total fees and expenses of the Company are reasonable in light of its Net Assets and Net Income, the investment experience of the Company, and the fees and expenses of comparable advisors in real estate. In this regard, the Independent Directors will have the fiduciary responsibility of limiting Operating Expenses to amounts that do not exceed the limitation set forth in Section 8.5, unless they conclude that a higher level of expense is justified for such a year based on unusual and nonrecurring factors which they deem sufficient.

              Within 60 days after the end of any fiscal quarter of the Company for which Operating Expenses (for the 12 months then ended) exceed the limitations set forth in Section 8.5, there shall be sent to the Shareholders a written disclosure of such fact together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that the higher Operating Expenses were justified. In the event the Independent Directors determine that the excess expenses are not justified, the Advisor shall reimburse the Company at the time and in the manner set forth in the Company's agreement with the Advisor.

              (e) The Independent  Directors shall review at least quarterly the aggregate borrowings, secured and unsecured, of the Company to determine that the relation of such borrowings to Net Assets does not exceed the limitations set forth in Sections 8.8 and 9.1(k) and (l) of these Bylaws. Any excess in borrowings over the limitations set forth in Sections 9.1(k) and (l) shall be approved by a majority of the Independent Directors and disclosed to
Shareholders in the next quarterly report of the Company, along with a justification of the excess.

              (f) For all purposes, a transaction which is subject to approval by the Independent Directors shall be approved if the Independent Directors voting to approve the transaction in any vote of the Directors or the Independent Directors constitute an absolute majority of all Independent Directors serving at such time.

         5.16 REMOVAL OF DIRECTOR FOR CAUSE. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court, or who has pled guilty or nolo contendere to or been convicted of a felony involving moral turpitude. In addition, throughout the term of the existence of the Company, any Director may be removed for cause by: (i) a vote or written consent of all Directors other than the Director who is to be removed, or (ii) the vote of the holders of a majority of the outstanding Shares of the Company at a meeting of the Shareholders called for such purpose. The notice for such special meeting of Shareholders shall state that the purpose, or one of the purposes, of the meeting is to vote on the removal of a Director. "For cause" shall mean, for purposes of this Section, a willful violation of the Articles of Incorporation or these Bylaws, or gross negligence in the performance of a Director's duties.

         5.17 REMOVAL OF DIRECTOR WITHOUT CAUSE. Any or all Directors may be removed without cause upon the affirmative vote of a majority of the outstanding Shares entitled to vote. A Director may be removed by the Shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the Director. Any reduction of the authorized number of Directors shall not operate to remove any Director prior to the expiration such Director's term of office.

         5.18 COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of three or more Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Company, except that no committee shall have authority to take any action with respect to (i) the approval of any action requiring Shareholders' approval or approval of the outstanding Shares, (ii) the filling of vacancies of the Board or any committee,
(iii) the fixing of compensation of Directors for serving on the Board or a committee, (iv) the adoption, amendment or repeal of these Bylaws, (v) the amendment or repeal of any resolution of the Board that by its express terms is not so amendable or repealable, (vi) a distribution to Shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, and (vii) the appointment of other committees of the Board or the members thereof. A majority of the Directors on all committees must be Independent Directors and only Independent Directors may serve as alternate members for Independent Directors on committees. However, notwithstanding anything to the contrary in these Bylaws, the Board of Directors may appoint a committee to administer any stock incentive plan adopted by the Company, which committee may have as few as two (2) Directors, and each of whose Directors may be either an Independent Director or not an Independent Director, except as otherwise provided in the applicable stock incentive plan.

         5.19 FIDUCIARY RELATIONSHIP. The Directors of the Company have a fiduciary relationship to the Shareholders as provided by applicable Virginia law, which includes a fiduciary duty to the Shareholders to supervise the relationship of the Company with the Advisor. A majority of the Independent Directors must approve matters which these Bylaws state are subject to the approval of the Independent Directors.

         5.20 PREFERRED SHARES AND OTHER SECURITIES. Notwithstanding anything to the contrary in this Article V or elsewhere in these Bylaws, holders of any preferred shares or other Securities of the Company who, pursuant to the documents duly creating such preferred shares or other Securities, are granted voting rights, including rights to nominate and elect Directors, shall have such rights as set forth in the documents creating such preferred shares or other Securities. Furthermore, notwithstanding anything to the contrary in these Bylaws, the Directors may interpret these Bylaws and may propose and adopt amendments to these Bylaws as they deem necessary or convenient to give effect to the foregoing provision of this Section 5.20.

                                   ARTICLE VI
                                    OFFICERS

         6.1 OFFICERS. The officers of the Company shall be as determined by the Board of Directors and shall include a President and Secretary, and may include a Chairman of the Board, Chief Financial Officer (Treasurer) and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 6.3 of this Article. Any number of offices may be held by the same person.

         6.2 ELECTION. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 6.3 or Section 6.5 of this Article, shall be chosen annually by the Board of Directors to serve at the pleasure of the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified. All officers serve at the will of the Board of Directors and nothing in these Bylaws shall give any officer any expectation or vesting of employment.

         6.3 SUBORDINATE OFFICERS. The Board of Directors may appoint other officers as the business of the Company may require, each of whom shall hold office for the period, have the authority and perform the duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         6.4 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

              Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, the President or to the Secretary of the Company. A resignation shall take effect at the date of the receipt of the notice or any later time specified in the notice; and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

         6.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

         6.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Company, and, if present, shall preside at all meetings of the Board of Directors and Shareholders and exercise and perform all other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.

         6.7 PRESIDENT. The President shall, subject to the Board of Directors and the supervisory powers of the Chairman of the Board, have general supervision, direction and control of the business of the Company. He shall preside at meetings of the Shareholders or at meetings of the Board of Directors if the Chairman is absent. He shall have general powers and duties of management, together with any other powers and duties as may be prescribed by the Board of Directors.

         6.8 VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon, the President. The Vice Presidents shall have any other powers and shall perform other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

         6.9 SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office, or any other place as the Board of Directors may order, of all meetings of Directors or Shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of Shares present or represented at Shareholders' meetings and the proceedings of meetings.

              The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Company's transfer agent, a Share register or a duplicate Share register showing the names of the Shareholders and their addresses, the number and classes of Shares held by each (whether in certificate or "unissued certificate" form), the number and the date of certificates issues, if any, and the number and date of cancellation of every certificate surrendered for cancellation.

              The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by these Bylaws or by law to be given, shall keep the seal of the Company (if any) in safe custody and shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

         6.10 ASSISTANT SECRETARIES. In the absence or disability of the Secretary, the Assistant Secretaries in order of their rank as fixed by the Board of Directors or, if not ranked, the Assistant Secretary designated by the Board of Directors, shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall have any other powers and shall perform other duties as from time to time may be prescribed for them by the Board of Directors or these Bylaws.

         6.11 CHIEF FINANCIAL OFFICER. The Chief Financial Officer may also be designated by the alternate title of "Treasurer." The Chief Financial Officer shall have custody of all moneys and securities of the Company and shall keep regular books of account. Such officer shall disburse the funds of the Company in payment of the just demands against the Company, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Company. Such officer shall perform all duties incident to such officer or which are properly required by the President or by the Board of Directors.

         6.12 ASSISTANT CHIEF FINANCIAL OFFICERS. The Assistant Treasurer or the Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

                                  ARTICLE VII
                                 SHARES OF STOCK

7.1  REGISTERED   OWNERSHIP,   SHARE   CERTIFICATES   AND  SHARES  IN  "UNISSUED
CERTIFICATE" FORM.

              (a) Certificates shall be issued and transferred in accordance with these Bylaws, but need not be issued if the Shareholder elects to have his Shares maintained in "unissued certificate" form. The Persons in whose names certificates of Shares in "unissued certificate" form are registered on the records of the Company shall be deemed the absolute owners of the Shares represented thereby for all purposes of the Company; but nothing in these Bylaws shall be deemed to preclude the Directors or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. The Shares are non-assessable. Until a transfer is duly effected on the records of the Company, the Directors shall not be affected by any notice of transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Company or of the duly authorized agent of that Person, or if the Shares are so registered in the names of more than one Person, the receipt by any one of these Persons, or by the duly authorized agent of that Person, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of the Shares and from all liability to see the application of those funds. The certificates of Shares of the capital stock of the Company, if any, shall be in a form consistent with the Articles of Incorporation and the laws of the Commonwealth of Virginia as shall be approved by the Board of Directors. All certificates shall be signed by (i) the Chairman of the Board or the President or a Vice President and (ii) the Treasurer or the Secretary or any Assistant Secretary, certifying the number of Shares and the class or series of Shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile signatures.

              (b) Notwithstanding anything to the contrary in this Section 7.1 or elsewhere in these Bylaws, if the documents duly creating any preferred shares or other Securities of the Company provide that such preferred shares or other Securities of the Company are to be "uncertificated," certificates need not be issued in respect of such preferred shares or other Securities. The provisions of these Bylaws addressing Shares held in uncertificated form shall apply to any such preferred shares or other Securities. Notwithstanding anything to the contrary in these Bylaws, the Directors may interpret these Bylaws and may propose and adopt such amendments to these Bylaws as shall be necessary or convenient to give effect to the foregoing provisions of this Section 7.1(b).

         7.2 TRANSFER OF SHARES. Subject to the provisions of law and of Sections 7.3, 7.4 and 7.5, Shares shall be transferable on the records of the Company only by the record holder or by his agent thereunto duly authorized in writing upon delivery to the Directors or a transfer agent of the certificate or certificates (unless held in "unissued certificate" form, in which case an executed stock power duly guaranteed must be delivered), properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with evidence of the genuineness of each endorsement, execution or authorization and of other matters as may reasonably be required by the Directors or transfer agent. Upon delivery, the transfer shall be recorded in the records of the Company and a new certificate, if requested, for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate or account, a new certificate or statement of account for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate, if requested, but only upon delivery to the Directors or a transfer agent of instruments and other evidence required by the Directors or the transfer agent to demonstrate that entitlement, the existing certificate (or appropriate instrument of transfer if held in "unissued certificate" form) for the Shares and any necessary releases from applicable governmental authorities. Nothing in these Bylaws shall impose upon the Directors or a transfer agent any duty or limit their rights to inquire into adverse claims.

         7.3 DISCLOSURES BY HOLDERS OF SHARES; REDEMPTION OF SHARES. The Holders of the Shares shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of their Shares as the Directors deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended, and applicable regulations, as amended, or to comply with the requirements of any taxing authority. If the Directors shall at any time and in good faith be of the opinion that direct or indirect ownership of the Shares of the Company has or may become concentrated to an extent which would prevent the Company from qualifying as a REIT under the REIT provisions of the Internal Revenue Code, the Directors shall have the power by lot or other means deemed equitable by them to prevent the transfer and/or call for redemption of a number of the Shares sufficient in the opinion of the Directors to maintain or bring the direct or indirect ownership of the Shares into conformity with the requirements for a REIT. The redemption price shall be (i) the last reported sale price of the Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Shares are listed or admitted to trading, or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the NASDAQ, National Quotation Bureau or a similar organization selected by the Company for that purpose, or
(iii) otherwise, as determined in good faith by the Directors. The holders of any Shares so called for redemption shall be entitled to payment of such redemption price within 21 days of the redemption date. From and after the date fixed for redemption, the holders of such Shares shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to the Shares, excepting only the right to payment of the redemption price fixed as described above. The redemption date with respect to any Shareholders shall be the date specified by the Directors which is not less than one week after the date postmarked on the disclosure demand made by the Directors under this
Section 7.3, or, if such date is not a business day, on the next business day thereafter. For the purpose of this Section 7.3, the term "individual" shall be construed as provided in Section 542(a)(2) of the

Internal Revenue Code of 1986, as amended, or any successor provisions and "ownership" of Shares shall be determined as provided in Section 544 of the Internal Revenue Code of 1986, as amended, or any successor provision.

         7.4 RIGHT TO REFUSE TO TRANSFER THE SHARES. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Company, the Directors may require statements or affidavits from any holder of the Shares or proposed transferee of the Shares or warrants to purchase such Shares, setting forth the number of Shares (and warrants to purchase such Shares) already owned by him and any related Person specified in the form prescribed by the Directors for that purpose. If, in the opinion of the Directors, which shall be conclusive upon any proposed transferor or proposed transferee of Shares, or warrants to purchase such Shares, any proposed transfer or exercise would jeopardize the status of the Company as a REIT under the Internal Revenue Code of 1986, as amended, the Directors may refuse to permit the transfer or exercise. Any attempted transfer or exercise as to which the Directors have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Shares. All contracts for the sale or other transfer or exercise of the Shares or warrants to purchase such Shares, shall be subject to this provision.

         7.5 LIMITATION ON ACQUISITION OF SHARES.

             (a)

                   (i) Subject to the  provisions of Section  7.5(b),  no Person may own in excess of 9.8% of the total number of the issued and outstanding Shares of any separate class or series, and no Shares shall be transferred (or issued) to any person if, following the transfer or issuance, the Person's direct or indirect ownership of Shares would exceed this limit. For the purpose of this Section 7.5, ownership of Shares shall be computed in accordance with Internal Revenue Code Sections 856(h), 542(a)(2) and 544. The term "transfer" shall include any sale, transfer, gift, assignment, devise or other disposition of Shares, whether voluntary or involuntary, whether of record, constructive or beneficial, and whether by operation of law or otherwise.

                   (ii) In the event  any  Person  acquires  Excess  Shares  (as defined below) in contravention of the limitation on acquisition of Shares set forth in Section 7.5(a)(i), such Excess Shares may be redeemed by the Company at the discretion of the Board of Directors. The redemption price for redeemed Excess Shares shall be the lesser of (i) the price paid for the Excess Shares (or if there is no purchase price, at a price to be determined by the Board of Directors, in its sole discretion, but no lower than the lowest market price for the Common Shares during the year prior to the date the Company exercises its purchase option) and (ii) the fair market value of such Excess Shares, which shall be the fair market value of the Shares as determined in good faith by the Board of Directors or, if the Shares are listed on a national securities exchange, the closing price (average of closing bid and asked prices if the Shares are quoted on the NASDAQ National Market System) on the last business day prior to the redemption date. To redeem Excess Shares, the Directors shall give a notice of redemption to the holder of such Excess Shares not less than one week before the date fixed by the Directors for redemption. The holder of such Excess Shares may sell such Excess Shares before the date fixed for redemption. The redemption right granted to the Company by this Section 7.5(a)(ii) shall be in addition to any other redemption right granted by these Bylaws or by law.

              (b) If Shares are purportedly acquired by any Person in violation of this Section 7.5, the acquisition shall be valid only to the extent it does not result in a violation of this Section 7.5, and the acquisition shall be null and void with respect to the excess ("Excess Shares") unless the Person acquiring the Excess Shares provides the Independent Directors with evidence so that the Independent Directors are satisfied that the Company's qualification as a REIT will not be jeopardized. Excess Shares shall be deemed to have been acquired and to be held on behalf of the Company, and, as the equivalent of treasury shares for that purpose, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution. Holders of Excess Shares are not entitled to voting rights, dividends or distributions. If, after the purported transfer or other event resulting in an exchange of Common Shares for Excess Shares and before discovery by the Company of such exchange, (i) voting rights are purportedly exercised with respect to Common Shares which have become Excess Shares, or (ii) dividends or distributions are paid with respect to Common Shares that were exchanged for Excess Shares, then (A) any votes attributable to such Excess Shares will be deemed rescinded and void ab initio, and (B) such dividends or distributions are to be repaid to the Company upon demand.

              (c) This Section 7.5 shall apply to the acquisition of Shares only after conclusion of the Company's initial public offering of its Shares, and a Shareholder will not be required to dispose of Excess Shares acquired prior to the conclusion of that offering. So long as any Person holds more than 9.8% of the outstanding Shares, a lower percentage limit may be established by the Directors to the extent necessary to assure, to the extent possible, that no five persons own in the aggregate more than 50% of the outstanding Shares.

              (d) The Company shall, if deemed necessary or desirable to implement the provisions of any portion of this Article VII, include on the face or back of each Share certificate issued by the Company an appropriate legend referring the holder of the certificate to the restrictions contained in any portion of this Article VII and stating that the complete text of Article VII, or these Bylaws, is on file with the Secretary of the Company at the Company's offices, and/or will be furnished without charge by the Company to any Shareholder.

              (e) Subject in all respects to Section 11.16 hereof, nothing in these Bylaws (other than such Section 11.16) shall limit the ability of the Directors to impose, or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Company and the interests of its Shareholders by preservation of the Company's status as a qualified REIT.

              (f) If any provision of this Section 7.5 is determined to be invalid, in whole or in part, by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and the provision shall be affected only to the extent necessary to comply with the determination of the court.

              (g) For purposes of Section 7.3, 7.4 and 7.5,

"Shares" means the Common Shares of the Company and any other stock of the Company (as "stock" is defined in applicable Internal Revenue Code Sections addressing stock ownership requirements for REITs).

              (h) The Advisor and its Affiliates shall not purchase in the offering made by the Company's Prospectus dated December 31, 1992 more than 2.5% of the total number of Shares sold in such offering. This limitation shall not apply to any Shares issued pursuant to a stock incentive plan duly adopted by the Company.

                   (i) The  Company  shall  have the  right to issue  fractional
              Shares.

         7.6 LOST OR DESTROYED CERTIFICATES. The holder of any Shares shall immediately notify the Company of any loss or destruction of the Share certificates, and the Company may issue a new certificate in the place of any certificate alleged to have been lost or destroyed upon approval of the Board of Directors. The Board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the Board of Directors of the loss or destruction and to give the Company a bond or other security, in such amount and with such surety or sureties, as the Board of Directors may determine as indemnity against any claim that may be made against the Company on account of the certificate alleged to have been lost or destroyed.

         7.7 DIVIDEND RECORD DATE AND CLOSING STOCK BOOKS. The Board of Directors may fix a date in the future as a record date for the determination of the Shareholders entitled to receive any dividend or distribution or any allotment of rights or to exercise rights with respect to any change, conversion or exchange of Shares. The record date so fixed shall not be more than 60 days or less than 10 days prior to the date of the event for the purposes of which it is fixed. When a record date is so fixed, only Shareholders of record on that day shall be entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Company after the record date.

         7.8 DIVIDEND REINVESTMENT PLAN. The Company's Dividend Reinvestment Plan shall provide that:

              (a) all material information regarding the distribution to the Shareholder and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the Shareholder at least annually, and

              (b) each Shareholder participating in the Dividend Reinvestment Plan shall have a reasonable opportunity to withdraw from the Dividend Reinvestment Plan at least annually after receipt of the information required by
Section 7.8(a) of these Bylaws.

                                  ARTICLE VIII
                        EMPLOYMENT OF ADVISOR, LIMITATION
                            ON EXPENSES AND LEVERAGE

         8.1 EMPLOYMENT OF ADVISOR. The Directors have absolute and exclusive control of the management of the Company, its property and the disposition thereof. The Directors are responsible for the general policies of the Company and for general supervision of the business of the Company conducted by all officers, agents, employees, advisors, managers or independent contractors of the Company as may be necessary to insure that the business conforms to the provisions of these Bylaws. However, the Directors shall not be required personally to conduct all the business of the Company, and subject to their ultimate responsibility as stated above, the Directors shall have the power to appoint, employ or contract with any Person (including one or more of themselves or any corporation, partnership, or company in which one or more of them may be directors, officers, stockholders, partners or directors) as the Directors may deem necessary or proper for the transaction of the business of the Company. The Directors may employ or contract with such a Person and the Directors may grant or delegate authority to any such Person as the Directors may in their sole discretion deem necessary or desirable without regard to whether that authority is normally granted or delegated by Directors.

              The Directors (subject to the provisions of this Article VIII) shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract; provided, however, that any determination to employ or contract with any Director or any Person of which a Director is an Affiliate, shall be valid only if made, approved or ratified by the Independent Directors. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company, and to make executive decisions which conform to general policies and general principals previously established by the Directors. The Directors must evaluate the performance of the Advisor and the criteria used in such evaluation shall be reflected in the minutes of the meeting.

              Notwithstanding anything to the contrary in the advisory contract or these Bylaws, the Advisor shall not be required to, and shall not, advise the Company as to any investments in securities, except when, and to the extent that, the Advisor and the Company specifically agree (i) that such advice is desirable, and (ii) that such advice can be rendered consistently with applicable legal requirements, including any applicable provisions of relevant "investment advisor" laws. The Directors and officers of the Company shall be responsible for decisions as to investments in securities, except insofar as the Directors elect to consult with (i) the Advisor in compliance with the preceding sentence, or (ii) any other Person in compliance with any applicable laws.

         8.2 TERM. The Directors shall not enter into any advisory contract with the Advisor unless the contract has a term of no more than one year and provides for annual renewal or extension thereafter, except that the initial contract may have a term ending one year after Final Closing, where "Final Closing" is the last closing of the sale of Shares offered by the Prospectus. The Directors shall not enter into a similar contract with any Person of which a Director is an Affiliate unless the contract provides for renewal or extension by the Independent Directors. The advisory contract with the Advisor may be terminated by the Advisor upon 60 days' written notice or by the Company without cause by action of the Independent Directors of the Company upon 60 days' written notice, in a manner to be set forth in the advisory contract with the Advisor. The advisory contract shall also require the Advisor to cooperate with the Company to provide an orderly management transition after any termination. The Directors shall determine that any successor Advisor (i) is qualified to perform advisory functions for the Company and (ii) can justify the compensation provided for in the advisory contract.

         8.3 OTHER ACTIVITIES OF ADVISOR. The Advisor shall not be required to administer the investment activities of the Company as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Company, including the performance of services and advice to other Persons (including other real estate investment companies) and the management of other investments (including investments of the Advisor and its Affiliates). The Directors may request the Advisor to engage in other activities which complement the Company's investment, and the Advisor may receive compensation or commissions for those activities from the Company or other Persons.

              The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of a character which, if presented to the Company, could be taken by the Company, and, subject to the forgoing, shall be protected in taking for its own account or recommending to others the particular investment opportunity.

              Upon request of any Director, the Advisor and any Person who controls, is controlled by, or is under common control with the Advisor, shall from time to time promptly furnish the Directors with information on a confidential basis as to any investments within the Company's investment policies made by the Advisor or the other Person for its own account.

         8.4 LIMITATION ON OFFERING AND ORGANIZATION EXPENSES AND ACQUISITION FEES AND EXPENSES. The Offering and Organization Expenses paid by the Company in connection with the Company's formation or the offering of its Shares or other Securities shall in each case be reasonable and in no event exceed an amount equal to 15% of the gross proceeds raised in any such offering.

              The total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of real property by the Company shall be reasonable and shall in no event exceed an amount equal to 6% of the Contract Price for such real property, or, in the case of a mortgage loan, 6% of the funds advanced, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being commercially competitive, fair and reasonable to the Company.

              Any Offering and Organization Expenses or Acquisition Fees and Acquisition Expenses incurred by the Company in excess of the permitted limits set forth in this Section 8.4 shall be payable by the Advisor immediately upon demand of the Company.

         8.5 LIMITATION ON OPERATING EXPENSES. The total Operating Expenses of the Company, including fees paid to the Advisor, shall not exceed in any year the greater of 2% of the total Average Invested Assets of the Company or 25% of the Net Income of the Company for such year. Subject to the determination referred to in Section 5.14(d), the Advisor shall reimburse the Company at least annually for the amount by which Operating Expenses of the Company exceed the above limitations. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principals applied in a consistent basis. The compensation of the Advisor shall be computed by an independent certified public accountant at the end of each year and there shall be made any necessary adjustments between the compensation so computed and that already paid.

         8.6 LIMITATION ON REAL ESTATE BROKERAGE COMMISSIONS ON PURCHASE AND RESALE OF PROPERTY. If the Advisor, any Director or any Affiliate thereof provides a substantial amount of the services in the effort to purchase or sell the real property of the Company, then such Person may receive a real estate or brokerage commission which is reasonable, customary and competitive in light of the size, type and location of such property; provided that such commission shall not exceed an amount equal to 2% of the contracted for purchase or sales price for such property. In the event such real estate or brokerage commissions are also payable to any other party pursuant to such transactions, the Advisor, any Director or any Affiliate may receive up to one-half of the brokerage commission paid but in no event to exceed an amount equal to 2% of the contracted for purchase or sales price for such property. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price. The Company may enter into an agreement (with any term approved by the Directors) pursuant to which the Advisor, any Director or any Affiliate thereof will provide the services referred to in this Section with respect to all of the Company's properties, and will receive compensation therefor.

         8.7 LIMITATION ON INCENTIVE FEES. An incentive fee based upon an interest in the gain from the sale, financing or refinancing of real property of the Company, for which full consideration is not paid in cash or property of equivalent value, shall be allowed provided the amount or percentage of such interest is reasonable. Such an interest in gain from the sale of real property of the Company shall be considered reasonable if it does not exceed 15% of the balance of such gain remaining after payment to Shareholders, in the aggregate, of an amount equal to 100% of the adjusted price per Share (defined to be the original issue price of the Common Shares reduced by prior distributions of gain from the sale of the Company's assets), plus an amount equal to a 6% per annum cumulative (noncompounded) return on the adjusted price per Share. In the case of multiple Advisors, Advisors and their Affiliates shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to such assets by each respective Advisor or Affiliate. Distribution of incentive fees to Advisors and their Affiliates in proportion to the length of time served as Advisor while such property was held by the Company or in ratio to the fair market value of the asset at the time of the Advisor's termination, and the fair market value of the asset upon its disposition by the Company shall be considered reasonable methods by which to apportion incentive fees.

         8.8 LIMITATIONS ON LEVERAGE. All borrowings by the Company must be approved by the Directors. The aggregate borrowings of the Company, secured and unsecured, shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Directors at least quarterly.

                                   ARTICLE IX
                   RESTRICTIONS ON INVESTMENTS AND ACTIVITIES

         9.1 RESTRICTIONS. Notwithstanding any other provision of these Bylaws, the Company shall not:


              (a) invest more than 10% of the total assets of the Company in Unimproved Real Property or mortgage loans on Unimproved Real Property;

              (b) invest in commodities or commodity future contracts or effect short sales of commodities or securities, except when done solely for hedging purposes;

              (c) invest in or make mortgage loans on property unless the Company shall obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title;

              (d) invest in contracts for the sale of real estate unless they are recordable in the chain of title;

              (e) make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property (at the time the Company makes or invests in its mortgage loan), including the loans of the Company, would exceed 85% of the appraised value of the property;

              (f) make or invest in junior mortgage loans (provided that this and the preceding limitation shall not apply to the Company taking back secured debt in connection with the sale of any property);

              (g) issue securities that are redeemable, unless the Board of Directors determines that the issuance of redeemable securities, such as redeemable preferred shares, is in furtherance of the financing plans and objectives of the Company;

              (h) issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service the higher level of debt or unless the cash flow of the Company (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding;

              (i) invest in the equity securities of any non-governmental issuer, including other REITs or limited partnerships for a period in excess of 18 months unless the Board of Directors determines such action to be in furtherance of the investment objectives and policies of the Company;

              (j) issue equity securities on a deferred payment basis or other similar arrangement;

              (k) incur any indebtedness, secured or unsecured, which would result in an aggregate amount of indebtedness in excess of 100% of Net Assets (before subtracting any liabilities), unless any excess borrowing over such 100% level shall be approved by a majority of the Independent Directors and disclosed to the Shareholders in the next quarterly report of the Company, along with justification for such excess;

              (l) allow aggregate borrowings of the Company to exceed 50% of the Adjusted Net Asset Value (before subtracting any liabilities) of the Company, unless any excess borrowing over such 50% level shall be approved by a majority of the Independent Directors and disclosed to the Shareholders in the next quarterly report of the Company, along with justification for such excess;

              (m)  invest  in  single-family  residential  homes,  condominiums, secondary homes, resort or recreation properties, nursing homes, gaming facilities, mobile home parks, any other commercial or industrial properties (other than shopping centers), or undeveloped land except in connection with the acquisition of an existing apartment complex or shopping center;

              (n) engage in any short sale, underwrite or distribute, as an agent, securities issued by others, or engage in trading, as compared with investment activities; and

              (o) acquire Securities in any company holding investments or engaging in activities prohibited by the Internal Revenue Code of 1986, as amended, Virginia law or this Section 9.1.

              Notwithstanding anything to the contrary in this Article 9, any of the investments or actions referred to in this Article 9 may be approved, made or taken by the Company acting pursuant to its Board of Directors if such investment or action is found by the Company to be in the best interests of the Company or in furtherance of the plans and objectives of the Company, if, in any event, such action is not expressly prohibited by law and any Shareholder approval required by law is obtained; provided, however, that if any portion of any provision in such Article would require notice to the Shareholders, such notice shall be given, but may be given either in the indicated report to Shareholders or by a press release or similar publication.

                                   ARTICLE X
                          TRANSACTIONS WITH AFFILIATES;
                  CERTAIN DUTIES AND LIABILITIES OF DIRECTORS,
                      SHAREHOLDERS, ADVISOR AND AFFILIATES

         10.1 TRANSACTIONS WITH AFFILIATES.

              (a) Neither the Advisor nor any Affiliate of the Advisor shall sell, transfer or lend any assets or property to the Company or purchase, borrow or otherwise acquire any assets or property from the Company, directly or indirectly, unless the transaction comes within one of the following exceptions:

                   (i) the  transaction  consists of the acquisition of property or assets at the formation of the Company or shortly thereafter, and is fully disclosed in the Prospectus; or

                   (ii) the  transaction  is a borrowing of money by the Company on terms not less favorable than those then prevailing for comparable arms-length borrowings; or

                   (iii) the  transaction  consists  of the  acquisition  by the
              Company of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; or

                   (iv) the  transaction  consists of the  acquisition  of other mortgages if an Appraisal is obtained concerning the underlying property and on terms not less favorable to the Company than similar transactions involving unaffiliated parties; or

                   (v) the transaction consists of the acquisition by the Company of other property at prices not exceeding the fair value thereof as determined by an independent Appraisal.

              All of the above transactions and all other transactions (other than the entering into, and the initial term under, the Advisory Agreement, the Property Acquisition/Disposition Agreement, and the Property Management Agreement for each property acquired by the Company, each of which agreement is specifically disclosed in the Prospectus), whether such transaction involves the transfer of property, the lending of money or the rendition of any services, in which any such Persons have any direct or indirect interest shall be permitted only if:

                   (i)such transaction has been approved by the affirmative vote of the majority of the Independent Directors; and

                   (ii) if the transaction  involves the purchase or acquisition of property, the purchase or acquisition from any such Person is on terms not less favorable to the Company than those then prevailing for arms-length transactions concerning comparable property (based upon a determination of a majority of the Directors, including a majority of the Independent Directors); and

                   (iii) each such  transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Shareholders of the Company and, in the case of a purchase or acquisition of property, at a price to the Company no greater than the cost of the asset to such Persons (based upon a determination of a majority of the Directors, including a majority of the Independent Directors) or, if the price to the Company is in excess of such cost, then substantial justification for such excess must exist and such excess is not unreasonable (based upon a determination of a majority of the Directors, including a majority of the Independent Directors).

              (b) Neither the Advisor nor any Affiliate of the Advisor shall invest in joint ventures with the Company, unless (i) such transaction has been approved by the affirmative vote of a majority of the Independent Directors;
(ii) the transaction is on terms not less favorable to the Company than those then prevailing for comparable arms-length transactions (based upon a determination of a majority of the Directors, including a majority of the Independent Directors); and (iii) each such transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Shareholders of the Company and on substantially the same terms and conditions as those received by other joint venturers (based upon a determination of a majority of the Directors, including a majority of the Independent Directors).

         10.2 RESTRICTION OF DUTIES AND LIABILITIES. The duties and liabilities of Shareholders, Directors and officers shall in no event be greater than the duties and liabilities of shareholders, directors and officers of a Virginia corporation. The Shareholders, Directors and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time. However, in no event shall the duties and liabilities of Shareholders, Directors and officers be inconsistent with the standards contained in the Articles of Incorporation.

         10.3 PERSONS DEALING WITH DIRECTORS OR OFFICERS. Any act of the Directors or officers purporting to be done in their capacity as such shall, as to any Persons dealing in good faith with the Directors or officers, be conclusively deemed to be within the purposes of this Company and within the powers of the Directors and officers.

              The Directors may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Company and/or Directors.

              No Person dealing in good faith with the Directors or any of them or with the authorized officers, employees, agents or representatives of the Company, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Directors, or any of them, or of authorized officers, employees, agents, or representatives of the Company, for moneys or other considerations, shall be binding upon the Company.

         10.4 RELIANCE. The Directors and officers may consult with counsel and the advice or opinion of the counsel shall be full and complete personal protection to all of the Directors and officers in respect of any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, Directors and officers, when acting in good faith, may rely upon financial statements of the Company represented to them to be correct by the Chairman or the officer of the Company having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Company. The Directors may rely, and shall be personally protected in acting upon any instrument or other document believed by them to be genuine.

         10.5 INCOME TAX STATUS. Without limitation of any rights of indemnification or non-liability of the Directors, the Directors by these Bylaws make no commitment or representation that the Company will qualify for the dividends paid deduction permitted by the Internal Revenue Code of 1986, as amended, and the Rules and Regulations pertaining to real estate investment trusts under the Internal Revenue Code of 1986, as amended, and any such failure to qualify shall not render the Directors liable to the Shareholders or to any other Person or in any manner operate to annul the Company.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 COMPETING PROGRAMS. Nothing in these Bylaws shall be deemed to prohibit any Affiliate of the Company from dealing, or otherwise engaging in business with, Persons transacting business with the Company or from providing services relating to the purchase, sale, management, development or operation of real property and receiving compensation therefor, not involving any rebate, reciprocal arrangement or other transaction which would have the effect of circumventing any restrictions set forth herein relating to the dealings between the Company and its Affiliates. The Company shall not have any right, by virtue of these Bylaws, in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Affiliate of the Company shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company; provided, however, that until substantially all the net proceeds of the offering of the Shares have been invested or committed to investment, the Sponsor shall be obligated to present to the Company any investment opportunity which is of an amount and character which, if presented to the Company, would be a suitable investment for the Company. To the extent necessary, the Sponsor shall seek to allocate investment opportunities between the Company and other entities based upon differences in investment policies and objectives, the make-up of the investment portfolio of each entity, the amount of cash available to each entity for investment financing, the estimated income tax effects of the purchase on each entity, and the policies of each relating to leverage. Subject to the limitations in this Section, it will be within the discretion of the Sponsor to allocate the investment opportunities as it deems advisable. The Sponsor shall attempt to resolve any other conflicts of interests between the Company and others by exercising the good faith required of fiduciaries.

         11.2 CORPORATE SEAL. The Company shall have a corporate seal in the form of a circle containing the name of the Company and such other details as may be required by the Board of Directors.

         11.3 INSPECTION OF BYLAWS. The Company shall keep at its principal office in this Commonwealth for the transaction of business, a list of the names and addresses of the Company's Shareholders and the original or a copy of the Bylaws, as amended, certified by the Secretary, which shall be open to inspection by Shareholders at any reasonable time during office hours.

         11.4 INSPECTION OF CORPORATE RECORDS. Shareholders of the Company, or any holders of a voting trust certificate, shall have the right to inspect the accounting books and records of

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the Company,  and the minutes of proceedings of the  Shareholders  and the Board and committees of the Board as provided by the Virginia Stock Corporation Act.

         11.5 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Company, shall be signed or endorsed by the Person or Persons and in the manner as from time to time shall be determined by resolution of the Board of Directors.

         11.6 CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as provided elsewhere in these Bylaws, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Company. That authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or as otherwise provided in these Bylaws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

         11.7 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman or the President or, in the event of their absence or inability to serve, any Vice President and the Secretary or Assistant Secretary of this Company, are authorized to vote, represent and exercise, on behalf of the Company, all rights incidental to any and all shares of any other company standing in the name of the Company. The authority granted to such officers to vote or represent on behalf of the Company any and all shares held by the Company in any other company may be exercised by any authorized Person in person or by proxy or power of attorney duly executed by the officers.

         11.8 ANNUAL REPORT. The Board of Directors of the company shall cause to be sent to the Shareholders, not later than 120 days after the close of the fiscal or calendar year, and not less than 30 days before the date of the Company's annual meeting of Shareholders as provided in Section 4.2 of these Bylaws, an Annual Report in the form deemed appropriate by the Board of Directors, including without limitation, any explanation of excess expenses as set forth in Sections 5.14 and 8.5. The reports shall also disclose the ratio of the cost of raising capital to the capital raised during the year and the aggregate amount of the advisory fees and other fees paid during the year to the Advisor and its Affiliates, including fees or charges paid to the Advisor and Affiliates by a third party on behalf of the Company. The Annual Report also shall include as required by Section 5.14 full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company and the Directors, Advisor and/or Affiliates thereof occurring during the year, and the Independent Directors shall examine and comment in the report as to the fairness of any such transactions. The Annual Report shall include a statement of assets and liabilities and a statement of income and expense of the Company prepared in accordance with generally accepted accounting principles. The financial statements shall be accompanied by the report of an independent certified public accountant. A manually signed copy of the accountant's report shall be filed with the Directors.

         11.9 QUARTERLY REPORTS. At least quarterly, the Directors shall send interim reports to the Shareholders having the form and content as the Directors deem proper. The quarterly reports shall disclose (i) the ratio of the costs of raising capital during the quarter to the capital raised, and (ii) the aggregate amount of the advisory fees and the fees paid during the quarter to

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the Advisor and its  Affiliates,  including  fees or charges paid to the Advisor and its Affiliates by third parties on behalf of the Company. The quarterly report shall also disclose any excess in borrowings over the level specified in
Section 8.8, along with a justification for such excess.

         11.10 OTHER REPORTS. The Directors shall furnish the Shareholders at least annually with a statement in writing advising as to the source of dividends or distributions so distributed. If the source has not been determined, the communication shall so state and the statement as to the source shall be sent to the Shareholders not later than 60 days after the close of the fiscal year in which the distribution was made.

         11.11 PROVISIONS OF THE COMPANY IN CONFLICT WITH LAW OR REGULATION.

              (a) The provisions of these Bylaws are severable, and if the Directors shall determine, with the advice of counsel, that any one or more of these provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code, or with other applicable laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws, and the Directors shall be able to amend or revise the Bylaws to the extent necessary to bring the provisions of these Bylaws into conformity with the REIT Provisions of the Internal Revenue Code, or any other applicable law or regulation; however, this determination by the Directors shall not affect or impair any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of Directors) prior to the determination. A certification in recordable form signed by a majority of the Directors setting forth any such determination and reciting that it was duly adopted by the Directors, or a copy of these Bylaws, with the Conflicting Provisions removed pursuant to the determination, in recordable form, signed by a majority of the Directors, shall be conclusive evidence of such determination when logged in the records of the Company. The Board of Directors may also amend or revise the Bylaws to the extent other provisions of these Bylaws expressly permit such amendment or revision. The Directors shall not be liable for failure to make any determination under this Section 11.11.

              (b) If any provisions of these Bylaws shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not present.

              (c) The Board of Directors shall have full power and authority to amend and revise these Bylaws or any portion hereof, which shall expressly include the revision or amendment of existing Bylaw provisions, the elimination of provisions of the Bylaws and the addition of new Bylaw provisions, in each case to the full extent that the Directors deem it necessary, advisable or convenient (i) to reflect or implement the fact that the Company is no longer externally-advised and externally-managed but is self-administered and self-managed, and that provisions pertaining to the "Advisor" and its "Affiliates" and provisions assuming the existence of the Advisor or Affiliates or dependent for their meaning on the existence of an Advisor or Affiliates are obsolete; without limiting the generality of the foregoing it is acknowledged and agreed that the Board of Directors may amend the Bylaws so as to delete the following: the definitions of "Acquisition Expenses," "Acquisition Fees," "Advisor," "Average Invested Assets," "Competitive Real Estate Commission," "Contract Price," "Net Income,"


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

"Offering and Organization Expenses," "Operating Expenses," and "Sponsor," all portions of the first paragraph of Section 5.1 of the Bylaws following the first sentence, Section 5.15(a), Section 5.15(d), Sections 8.1 through 8.7, Section 10.1, and all sections related to or dependent upon any of the foregoing sections, and (ii) to eliminate or revise those portions of the Bylaws which the Directors determine, upon advice of counsel to the Company, were originally included in the Bylaws because of a state securities regulation applicable in connection with the Company's initial registration of its Shares for sale to the public (including any NASAA Guidelines pertaining to Real Estate Investment Trusts), or which otherwise reflected the start-up nature of the Company, the fact that its Shares were initially not proposed to be traded in any active market or the fact, generally, that the Company had minimal assets upon formation and no properties identified for acquisition, including, without limitation the deletion of the following Sections: the 14 definition of "Dividend Reinvestment Plan," "Initial Investment" and "Liquidity Matching Program," Section 2.1, the second to the last paragraph within Section 5.2 (dealing with experience of Directors), the third sentence of Section 5.15 (dealing with experience of Directors), Section 7.5(h), Section 7.8, and Section 11.15.

              (d) The Board of Directors is specifically authorized and empowered to delete the definition of "Independent Director" as it exists in the Bylaws amended through July 15, 1999, insofar as it is dependent upon the concept of an external "Advisor," and to replace such definition with one or more successive definitions of "Independent Director" (which shall be deemed to include any similar term) promulgated or suggested for use by the New York Stock Exchange or the rules of such other self-regulatory organization as are applicable to the Company.

              (e) The provisions of this Section 11.11 permitting the Board of Directors to make amendments to the Bylaws shall be interpreted liberally so as to give full effect to their purpose and intent. Such amendments may be effective at any time and from time to time by action of the Board, and any such action taken in actual good faith of the Board of Directors shall be deemed duly taken and adopted and a proper and binding amendment to these Bylaws.

         11.12 VOLUNTARY DISSOLUTION. The Company may elect to wind up and dissolve by the vote of Shareholders entitled to exercise a majority of the voting power of the Company.

         11.13 DISTRIBUTIONS. The payment of distributions on Shares shall be at the discretion of the Directors, including a majority of the Independent Directors, and shall depend upon the earnings, cash flow and general financial condition of the Company, and such other facts as the Directors deem appropriate.

         11.14 SHAREHOLDER LIABILITY. The holders of the Company's Shares shall not be personally liable on account of any obligation of the Company.

         11.15 RETURN OF OFFERING PROCEEDS. The Directors shall have the right and power, at any time, to return to Shareholders offering proceeds to the extent required by applicable law, including to the extent necessary to avoid characterization of the Company as an "investment company."


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
         11.16 CERTAIN NEW YORK STOCK EXCHANGE REQUIREMENTS. Nothing contained in these Articles shall impair the settlement of transactions entered into through the facilities of the New York Stock Exchange, Inc.

                                  ARTICLE XII
                              AMENDMENTS TO BYLAWS

         12.1 AMENDMENTS. These Bylaws may be amended or repealed by the vote of Shareholders entitled to exercise a majority of the voting power of the Company; provided, however, that any amendment to these Bylaws or any provision hereof which would affect any rights with respect to any outstanding Common Shares or other Securities, or diminish or eliminate any voting rights pertaining thereto, may not be effected unless approved by the vote of the holders of two-thirds of the outstanding securities of the class of Securities affected. The Board of Directors may propose any such amendment to the Shareholders, but the Board of Directors may not amend the Bylaws or any portion, except to the extent expressly provided in Section 11.11.




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